News Release

IGT Reports First Quarter Fiscal Year 2015 Results

First Quarter Results (compared to last year's first quarter)
●	Total revenue decreased 17% to $451 million
●	Social gaming revenue increased 23% to $79 million and average DAU grew 11% to 1.9 million
●	Adjusted earnings per share decreased 24% to $0.19
●	GAAP earnings per share decreased 55% to $0.14
●	Returned $55 million to shareholders in the form of dividends

(LAS VEGAS – January 27, 2015) – International Game Technology (NYSE: IGT) today reported operating results for the first quarter ended December 31, 2014.

"Our continued focus on profitability has resulted in strong gross margins this quarter, including improvements in gaming operations gross margins," said Patti Hart, IGT Chief Executive Officer.  "While market challenges remain in the land-based casino business, our DoubleDown social casino generated a double-digit increase in both revenue and average daily active users in the quarter."

News Release

International Game Technology Reports 2015 First Quarter Results

Consolidated Results
First Quarters Ended December 31,	2014	2013	% Change
(In millions, except per share amounts)
GAAP Measures
Revenue	$450.6	$541.2	-17%
Operating income	63.5	103.7	-39%
Net income	35.0	79.2	-56%
Earnings per share	$0.14	$0.31	-55%
Net operating cash flows	$102.9	$76.1	35%

Non-GAAP Measures (1)
Adjusted operating income	$85.4	$123.8	-31%
Adjusted net income	47.7	62.9	-24%
Adjusted earnings per share	$0.19	$0.25	-24%
Free cash flow (before dividends)	$78.3	$51.5	52%

(1) Adjusted operating income, adjusted net income, adjusted earnings per share and free cash flow are non-GAAP financial measures.
Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

●	Total revenue decreased 17% to $451 million, primarily driven by declines in product sales, partially offset by an increase in social gaming revenue.
●	GAAP net income and EPS in the prior-year quarter were also favorably impacted by a $30 million audit settlement with the IRS related to prior tax years.
●	Operating cash flow increased by $27 million as improvements in certain working capital metrics offset the decline in net income.
●
First quarter results included an extra week due to the Company's 52/53-week fiscal year, where fiscal 2015 will contain 53 weeks versus the normal 52 weeks in fiscal 2014.  Therefore the current year quarter was 14 weeks in length from September 28, 2014 to January 3, 2015, as compared to 13 weeks in the prior year quarter.

●	The extra week of operations during the quarter contributed approximately $22 million in revenue and $2 million in operating income.

News Release

International Game Technology Reports 2015 First Quarter Results

Gaming Operations
First Quarters Ended December 31,	2014	2013	% Change
(In millions, unless otherwise noted)
Revenue	$211.1	$223.0	-5%
Gross profit	131.3	136.2	-4%
Gross margin	62%	61%	1	pp
Installed base ('000)	45.4	54.3	-16%
Yield (average revenue per unit per day - $0.00)	$46.36	$44.99	3%

●	First quarter revenue decreased 5% to $211 million primarily due to installed base declines, partially offset by improved yield.
●	Gross margin increased to 62% compared to the prior-year quarter, primarily due to improved yield.
●
Installed base decreased 16% driven largely by declines in International, primarily due to lease operation unit conversions in the prior year, and declines in North America MegaJackpots® ("MJP"), most significantly in the standalone category.

●	Average revenue per unit per day in the first quarter was $46.36, up 3% over the prior year quarter, largely driven by higher North America MJP WAP yields.

News Release

International Game Technology Reports 2015 First Quarter Results

Product Sales
First Quarters Ended December 31,	2014	2013	% Change
(In millions, unless otherwise noted)
Revenue	$148.0	$243.6	-39%
Gross profit	71.0	126.9	-44%
Gross margin	48%	52%	-4	pp
Machine units recognized ('000)	5.8	12.8	-55%
Machine average sales price ('000)	$13.9	$13.2	5%

●
Revenue decreased 39% to $148 million in the first quarter, primarily due to lower machine unit volume, as the prior year quarter benefited from 2,800 video poker units under a large contract and 825 additional Illinois VLT units.

●	Gross margin decreased to 48% from 52% primarily due to lower manufacturing productivity associated with reduced volumes.
●	Average machine sales prices increased 5% to $13,900 in the first quarter primarily due to a more favorable product mix.

News Release

International Game Technology Reports 2015 First Quarter Results

Interactive

First Quarters Ended December 31,	2014	2013	% Change
(In millions, unless otherwise noted)
Revenue	$91.5	$74.6	23%
Social gaming	79.4	64.8	23%
IGTi	12.1	9.8	23%

Gross Margin	61%	63%	-2	pp

DoubleDown average user statistics (1)
DAU (Daily active users) ('000)	1,910	1,716	11%
MAU (Monthly active users) ('000)	5,212	6,198	-16%
Bookings per DAU ($0.00)	$0.43	$0.42	2%

(1) as a single application with multiple games, active users equal unique users

●
Social gaming revenue in the first quarter increased 23% to $79 million compared to the prior year quarter, driven by increases in both average DAU and bookings per DAU.  Mobile revenue comprised 39% of total bookings in the first quarter and increased 68% compared to the prior year period.

●	Average DAU were 1.9 million, an increase of 11% over the prior year quarter due to improved content and enhanced player retention and engagement strategies.
●	Average MAU were 5.2 million, a decrease of 16% compared to the prior year quarter, primarily due to increased marketing efforts to procure higher-quality players.
●	Average bookings per DAU in the first quarter were $0.43, an increase of 2% over the same quarter last year.

News Release

International Game Technology Reports 2015 First Quarter Results

Operating Expenses

First Quarters Ended December 31,	2014	2013	% Change
(In millions)
Selling, general & administrative	$108.5	$117.8	-8%
Research & development	57.3	60.3	-5%
Depreciation & amortization	13.7	16.7	-18%
Contingent acquisition-related costs	2.5	11.3	-78%
Impairment, restructuring, and merger-related	12.9	-	*
Total operating expenses	$194.9	$206.1	-5%

Adjusted Operating Expenses (1)	$176.4	$189.3	-7%

(1) Adjusted operating expenses is a non-GAAP financial measure. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

●	Adjusted operating expenses decreased 7% to $176 million, primarily due to cost savings initiatives resulting from the March 2014 business realignment.
●
GAAP operating expenses decreased 5% to $195 million, primarily due to the cost savings initiatives mentioned above, as well as lower contingent acquisition-related costs, partially offset by merger-related costs of $13.9 million.

●	The extra week of operations during the quarter contributed approximately $12 million in operating expenses.

News Release

International Game Technology Reports 2015 First Quarter Results

Balance Sheet and Capital Deployment

(In millions)	December 31, 2014	September 30, 2014	% Change
Cash and equivalents (including restricted amounts)	$267.6	$314.4	-15%
Working capital	657.5	676.3	-3%
Contractual debt obligations	1,750.0	1,825.0	-4%

●	Operating cash flow was $103 million in the first quarter on net income of $35 million.
●	Contractual debt obligations decreased $75 million due to partial repayment of the company's revolving credit facility.
●	Outstanding borrowings under the company's revolving credit facility were $450 million as of December 31, 2014.
●	The company returned $55 million to its shareholders through two dividend payments that occurred during the first quarter.

Other
References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.

Outlook
IGT will not provide financial guidance for fiscal year 2015.
Earnings Conference Call
There will be no earnings conference call.

News Release

International Game Technology Reports 2015 First Quarter Results

Q1 FY 2015 Excel file

Q1 FY 2015 PDF of this press release

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance and our strategic and operational plans. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; our ability to leverage cost reduction initiatives; risks related to business combinations, investments in intellectual property and the integration of acquisitions; and future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry.

A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for fiscal 2014 filed with the SEC on November 25, 2014 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com/investors.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2014, which we expect to file with the SEC in the first quarter of calendar 2015.  All information provided in this release is as of January 27, 2015, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

News Release

International Game Technology Reports 2015 First Quarter Results

IGT Resources:
●	Like us on Facebook
●	Play DoubleDown Casino Games
●	Like DoubleDown Casino on Facebook
●	Follow us on Twitter
●	View IGT's YouTube Channel

About IGT:
International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for markets around the world. IGT's acquisition of DoubleDown Interactive provides engaging social casino style entertainment to approximately 5 million players monthly. More information about IGT is available at IGT.com or connect with IGT at @IGTNews or facebook.com/IGT.  Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com .

IGT Contacts:

Kate Pearlman
Vice President, Investor Relations and Treasury

Cindy Klimstra
Director, Investor Relations

+1 866-296-4232
InvestorRelations@IGT.com

News Release

International Game Technology Reports 2015 First Quarter Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

First Quarters Ended December 31,	2014	2013
(In millions, except per share amounts)
REVENUES
Gaming operations	$211.1	$223.0
Product sales	148.0	243.6
Interactive	91.5	74.6
Total	450.6	541.2

COSTS AND OPERATING EXPENSES
Cost of gaming operations	79.8	86.8
Cost of product sales	77.0	116.7
Cost of interactive	35.4	27.9
Selling, general and administrative	108.5	117.8
Research and development	57.3	60.3
Depreciation and amortization	13.7	16.7
Contingent acquisition-related	2.5	11.3
Impairment, restructuring, and merger-related	12.9	-
Total	387.1	437.5

OPERATING INCOME	63.5	103.7

OTHER INCOME (EXPENSE)
Interest income	9.3	10.1
Interest expense	(21.3)	(36.4)
Other	0.2	(1.9)
Total	(11.8)	(28.2)

INCOME BEFORE TAX	51.7	75.5

Income tax provision (benefit)	16.7	(3.7)

NET INCOME	$35.0	$79.2

EARNINGS PER SHARE
Basic	$0.14	$0.31
Diluted	$0.14	$0.31

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	247.6	252.6
Diluted	249.9	255.3

News Release

International Game Technology Reports 2015 First Quarter Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	December 31,	September 30,
	2014	2014
	(In millions)
ASSETS
Cash and equivalents	$201.6	$255.1
Restricted cash and investment securities	66.0	59.3
Jackpot annuity investments	51.9	53.0
Receivables, net	463.9	530.2
Inventories	72.0	71.4
Other assets and deferred costs	237.3	252.1
Total current assets	1,092.7	1,221.1

Property, plant and equipment, net	405.2	412.7
Jackpot annuity investments	235.5	236.7
Contracts and notes receivable, net	97.1	115.5
Goodwill and other intangible assets, net	1,524.7	1,542.5
Other assets and deferred costs	453.4	461.0
TOTAL ASSETS	$3,808.6	$3,989.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$66.3	$77.7
Jackpot liabilities, current portion	117.5	117.5
Dividends payable	-	27.2
Other accrued liabilities	251.4	322.4
Total current liabilities	435.2	544.8

Long-term debt	1,810.2	1,878.6
Jackpot liabilities	259.5	261.6
Other liabilities	110.4	106.9
TOTAL LIABILITIES	2,615.3	2,791.9

TOTAL EQUITY	1,193.3	1,197.6

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,808.6	$3,989.5

News Release

International Game Technology Reports 2015 First Quarter Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

Three Months Ended December 31,	2014	2013
	(In millions)
OPERATING
Net income	$35.0	$79.2

Adjustments:
Depreciation and amortization	38.3	51.3
Acquisition-related contingent earn-out costs	2.4	4.5
Other non-cash items	14.0	28.6

Changes in operating assets and liabilities, excluding acquisitions:
Receivables	73.4	(13.2)
Inventories	(1.2)	15.6
Accounts payable and accrued liabilities	(80.1)	(51.0)
Jackpot liabilities	(5.7)	(16.6)
Income taxes, net of employee stock plans	5.8	(17.8)
Other assets and deferred costs	21.0	(4.5)
Net operating cash flows	102.9	76.1

INVESTING
Capital expenditures	(24.6)	(24.6)
Proceeds from assets sold	6.0	3.3
Investment securities, net	-	(70.6)
Jackpot annuity investments, net	6.1	9.0
Changes in restricted cash	(6.8)	(0.8)
Loans receivable, net	-	6.4
Net investing cash flows	(19.3)	(77.3)

FINANCING
Debt-related proceeds (payments), net	(75.0)	(0.5)
Employee stock plan proceeds	3.8	8.3
Share repurchases, including net shares	(8.1)	(211.0)
Dividends paid	(54.6)	(25.9)
Net financing cash flows	(133.9)	(229.1)

FOREIGN EXCHANGE RATES EFFECT ON CASH AND EQUIVALENTS	(3.2)	(2.4)

NET CHANGE IN CASH AND EQUIVALENTS	(53.5)	(232.7)

BEGINNING CASH AND EQUIVALENTS	255.1	713.3

ENDING CASH AND EQUIVALENTS	$201.6	$480.6

News Release

International Game Technology Reports 2015 First Quarter Results

SUPPLEMENTAL DATA (Unaudited)
REVENUE METRICS

First Quarters Ended December 31,	2014	2013
(in millions, unless otherwise noted)
GAMING OPERATIONS
Revenues	$211.1	$223.0
North America	188.0	191.6
International	23.1	31.4
Gross margin	62%	61%
North America	62%	59%
International	67%	72%
Installed base (units '000)	45.4	54.3
North America	36.7	41.3
International	8.7	13.0
Yield (average revenue per unit per day - $0.00)	$46.36	$44.99

PRODUCT SALES
Revenues	$148.0	$243.6
North America	94.0	170.0
International	54.0	73.6
Machines	$80.1	$167.0
North America	51.7	118.0
International	28.4	49.0
Non-machine	$67.9	$76.6
North America	42.3	52.0
International	25.6	24.6
Gross margin	48%	52%
North America	50%	53%
International	45%	50%
Machine units recognized ('000)	5.8	12.8
North America	3.9	9.6
International	1.9	3.2
Machine units shipped ('000) [includes units where revenues deferred]	5.9	13.0
North America	4.2	9.8
New	0.7	3.7
Replacement	3.5	6.1
International	1.7	3.2
New	0.5	0.7
Replacement	1.2	2.5
Machine ASP ('000)	$13.9	$13.2
North America	13.4	12.3
International	15.1	15.3

INTERACTIVE
Revenues	$91.5	$74.6
North America	81.5	65.8
International	10.0	8.8
Social Gaming - North America	79.4	64.8
IGTi	12.1	9.8
North America	2.1	1.0
International	10.0	8.8
Gross margin	61%	63%
North America	61%	62%
International	65%	66%
DoubleDown average user metrics
DAU (daily active users) ('000)	1,910	1,716
MAU (monthly active users) ('000)	5,212	6,198
Bookings per DAU ($0.00)	$0.43	$0.42

News Release

International Game Technology Reports 2015 First Quarter Results

Reconciliations Of GAAP TO Non-GAAP Adjusted Financial Measures
(in millions, except EPS)

First Quarter Ended December 31, 2014	Cost of Gaming Operations	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$79.8	$35.4	$194.9	$63.5	$35.0	$0.14
% of revenue			43%	14%

Acquisition-related charges: (b)
Contingent retention & earn-out	-	-	(2.5)	2.5	1.7	0.01
Amortization of intangibles	-	(2.5)	(2.2)	4.7	3.2	0.01

Recovery of Alabama note impairment	-	-	1.0	(1.0)	(0.7)	-
Merger-related costs	-	-	(13.9)	13.9	9.2	0.04
Severance	(0.9)	-	(0.9)	1.8	1.2	-
Certain discrete tax items (benefits)	-	-	-	-	(1.9)	(0.01)
Total non-GAAP adjustments	(0.9)	(2.5)	(18.5)	21.9	12.7	0.05

Adjusted measures	$78.9	$32.9	$176.4	$85.4	$47.7	$0.19
% of revenue			39%	19%

(a) Adjustments tax effected at 34%; (b) Primarily DoubleDown

First Quarter Ended December 31, 2013	Cost of Gaming Operations	Cost of Interactive	Operating Expenses	Operating Income	Net Earnings (a)	Diluted EPS

GAAP measures	$86.8	$27.9	$206.1	$103.7	$79.2	$0.31
% of revenue			38%	19%

Acquisition-related charges: (b)
Contingent retention & earn-out	-	-	(11.3)	11.3	7.5	0.03
Amortization of intangibles	-	(2.7)	(3.4)	6.1	4.0	0.02

Severance	(0.6)	-	(2.1)	2.7	1.8	0.01
Certain discrete tax items (benefits)	-	-	-	-	(29.6)	(0.12)
Total non-GAAP adjustments	(0.6)	(2.7)	(16.8)	20.1	(16.3)	(0.06)

Adjusted measures	$86.2	$25.2	$189.3	$123.8	$62.9	$0.25
% of revenue			35%	23%

(a) Adjustments tax effected at 34%; (b) Primarily DoubleDown

News Release

International Game Technology Reports 2015 First Quarter Results

Adjusted EBITDA For The First Quarters Ended December 31,	2014	2013

GAAP Net income	$35.0	$79.2
Other (income) expense, net	11.8	28.2
Income tax provision	16.7	(3.7)
Depreciation and amortization	38.3	51.3

Other charges:
Share-based compensation	8.7	8.9
Contingent acquisition-related costs	2.5	11.3
Impairment, restructuring, and merger-related	12.9	-
Adjusted EBITDA	$125.9	$175.2

Free Cash Flow For The Three Months Ended December 31,	2014	2013

GAAP net operating cash flows	$102.9	$76.1
Investment in property, plant and equipment	(7.2)	(7.6)
Investment in gaming operations equipment	(17.3)	(16.9)
Investment in intellectual property	(0.1)	(0.1)
Free Cash Flow (before dividends)	78.3	51.5
Dividends paid	(54.6)	(25.9)
Free Cash Flow (after dividends)	$23.7	$25.6

We believe that certain non-GAAP financial measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management's effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures may not be calculated in the same manner by all companies and therefore may not be comparable.